Exhibit 99.1

CONVERGYS NEWS RELEASE

Convergys Reports First Quarter Results

Raises 2012 Revenue and Earnings Guidance

Company to Initiate $0.05/Share Quarterly Dividend

(Cincinnati; May 8, 2012) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the first quarter of 2012.

The Board of Directors of the company also declared its first regular quarterly dividend of $0.05 per share. The payment of the dividend will be made on July 6, 2012, to shareholders of record at the close of business on June 22, 2012.

Convergys announced planned management changes that will align its leadership team with the company’s focus on the Customer Management business. The management changes will be effective in the third and fourth quarter of 2012, and are detailed in a separate press release issued today.

First Quarter Summary – Continuing Operations

As a result of the company’s agreement to sell its Information Management business, results for the Information Management segment are reported as Discontinued Operations. Results from continuing operations include:

•	Total revenue of $498 million, up seven percent compared with prior year;

•	Customer Management operating income of $39 million, up 21 percent compared with prior year;

•	Customer Management operating margin of 7.9 percent, up 90 basis points compared with prior year;

•	Customer Management EBITDA of $58 million, up 18 percent compared with prior year;

•	Non-GAAP EPS from continuing operations of $0.22 compared with $0.17 in prior year period; GAAP EPS from continuing operations of $0.18.

“We performed well in the first quarter with improvement in revenue, operating income and earnings per share,” said Jeff Fox, president and CEO of Convergys. “We are raising our guidance for the full year to reflect our solid execution. In Customer Management, we are investing to expand our capacity, deliver quality service and win more business. With the sale of the Information Management business we significantly increase our strategic and financial flexibility and are making excellent progress completing the simplification of our company. We will emerge as a well capitalized market-leading customer management business, and will remain disciplined with our capital deployment strategy.”

Fox added, “Based on our current financial strength and our confidence in the future, we are pleased to initiate a dividend.”

First Quarter Results – Continuing Operations

Revenue – Total revenue was $498 million, a seven percent increase compared with $465 million in the same period last year.

Operating Income – Customer Management operating income was $39 million, a 21 percent increase compared with $32 million in the same period last year. Customer Management operating margin was 7.9 percent, a 90 basis point improvement compared with 7.0 percent in the same period last year. Corporate and Other operating expense in the current period was $10 million compared with $8 million in the same period last year. Corporate and Other operating expense in both periods included $6 million of Information Management-related costs as discussed below.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – Customer Management EBITDA was $58 million, up 18 percent compared with $49 million in the same period last year. Total adjusted EBITDA was $59 million compared with $52 million in the same period last year. Total adjusted EBITDA excluded $6 million of Information Management-related costs in both periods and $10 million of equity earnings from the Cellular Partnerships and a $7 million gain on the sale of the finance and accounting business in the prior year period.

Net Income – Adjusted net income from continuing operations was $26 million, or $0.22 per diluted share, compared with $22 million, or $0.17 per diluted share, in the same period last year excluding the Information Management-related costs, sale of the finance and accounting business and equity earnings from the Cellular Partnerships. GAAP net income from continuing operations was $21 million, or $0.18 per diluted share, in the current year.

Free Cash Flow – Free cash flow was a net use of $8 million, including $45 million of items related to corporate simplification initiatives, compared with net cash inflows of $17 million in the same period last year.

Net Cash (Debt) – Cash and cash equivalents was $411 million, debt maturing in one year was $1 million, and long-term debt was $121 million, yielding net cash of $289 million at March 31, 2012. This compared with net cash of $295 million at December 31, 2011, and net debt of $17 million at the end of the first quarter last year.

Information Management Sale – In March, Convergys signed a definitive agreement to sell the Information Management business. Accordingly, the net assets of Information Management are presented separately as held for sale, and the operating results are presented within discontinued operations. Accounting rules require certain costs previously allocated to the Information Management business to be included in continuing operations. These costs were $6 million in the first quarter of 2012 and $6 million in the same period last year. The company is taking actions to reduce these costs and expects remaining costs to be largely offset by revenue resulting from transition services to be provided to the buyer. Convergys expects minimal impact on results from continuing operations after sale closure.

Reconciliation tables of GAAP to non-GAAP results are attached.

2012 Business Outlook – Continuing Operations

Convergys expects improved results from continuing operations for full year 2012 compared with prior guidance, including:

•	Customer Management revenue of $1.975 billion to $2 billion, revised from prior guidance to exceed $1.960 billion;

•	Adjusted EBITDA of $220 million to $230 million, improving from prior guidance of adjusted EBITDA of $215 million to $225 million;

•	Adjusted EPS of $0.75 to $0.80, improving from prior guidance of adjusted EPS of $0.70 to $0.75.

Not included in this guidance is the impact of any future strategic acquisitions or share repurchase activities. Also not included in this guidance are results classified within discontinued operations, including the impact of the sale of the Information Management business, as well as other costs that may be incurred related to or as a result of the transaction.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vi) risks that the conditions to the completion of the proposed transaction are not satisfied in a timely manner or at all; (vii) the failure to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (viii) risks of separating the Information Management business from the remainder of Convergys’ businesses and higher than expected costs of replacing services provided by the Information Management business to the rest of Convergys’ businesses; (ix) higher than expected costs of providing transition services and other support to the Information Management business following the consummation of the proposed transaction and (x) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses first-quarter 2012 operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain Information Management-related costs that did not meet the criteria for presentation as discontinued operations, and first-quarter 2011 operating income excluding the Information Management-related costs as well as net income from continuing operations and diluted earnings per share from continuing operations also excluding contributions from the Company’s investments in the Cellular Partnerships and the gain on the sale of the Finance and Accounting Outsourcing line of business.

These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the items above, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its First Quarter Financial Results webcast presentation at 8:30 a.m., Eastern time, Wednesday, May 9. It will feature President and CEO Jeff Fox, CFO Earl Shanks, and Customer Management President and Chief Operating Officer Andrea Ayers. The webcast presentation will take place live and will then be available for replay at this link - http://tinyurl.com/1Q12ConferenceCall. This link will replay the webcast presentation through June 9th. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “Company,” then “Investor Relations,” then “Events and Webcasts.”

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About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to marquee clients all over the world.

Convergys has approximately 75,000 employees in 69 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, Africa, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Jeff Hazel, Public/Media Relations

+1 513 723 7153 or jeff.hazel@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months
	Ended Mar 31,		%
(In millions except per share amounts)	2012	2011	Change
Revenues
Customer Management	$497.5	$458.5	9
Corporate and Other	—	6.3	(100)

Total Revenues	497.5	464.8	7

Costs and Expenses:
Cost of Providing Services and Products Sold	317.7	295.6	7
Selling, General and Administrative	124.7	119.8	4
Research and Development Costs	3.9	3.9	0
Depreciation	20.3	18.9	7
Amortization	1.9	1.9	0

Total Costs and Expenses	468.5	440.1	6

Operating Income	29.0	24.7	17
Equity in Earnings of Cellular Partnerships	—	10.2	(100)
Other Income, net	1.4	7.6	(82)
Interest Expense	(3.6)	(4.6)	(22)

Income Before Income Taxes and Discontinued Operations	26.8	37.9	(29)
Income Tax Expense	5.4	10.0	(46)

Income from Continuing Operations, net of tax	21.4	27.9	(23)
Income from Discontinued Operations, net of tax expense of $3.0 and $5.3, respectively	4.7	7.0	(33)

Net Income	$26.1	$34.9	(25)

Basic Earnings (Loss) Per Common Share
Continuing Operations	$0.19	$0.23	(19)
Discontinued Operations	$0.04	$0.06	(28)

Net Basic Earnings Per Common Share	$0.23	$0.29	(22)

Diluted Earnings (Loss) Per Common Share
Continuing Operations	$0.18	$0.22	(19)
Discontinued Operations	$0.04	$0.06	(29)

Net Diluted Earnings Per Common Share	$0.22	$0.28	(21)

Weighted Average Common Shares Outstanding
Basic	115.9	122.1
Diluted	118.9	126.0

Market Price Per Share
High	$14.23	$15.00
Low	$12.13	$13.17
Close	$13.35	$14.36

CONVERGYS CORPORATION

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months
	Ended Mar 31,		%
(In millions)	2012	2011	Change
Revenues:
Customer Management	$497.5	$458.5	9
Corporate	—	6.3	(100)

Revenue from Continuing Operations	$497.5	$464.8	7

Operating Income (Loss):
Customer Management	$39.1	$32.2	21
Corporate and Other
Information Management costs not qualified as Discontinued Operations	(6.0)	(5.6)	7
Other costs	(4.1)	(1.9)	NM
	(10.1)	(7.5)	35

Operating Income from Continuing Operations	$29.0	$24.7	17

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	Mar. 31,	Dec. 31,
(In millions)	2012	2011
Assets
Cash and Cash Equivalents	$410.5	$421.8
Receivables—Net	302.6	305.9
Other Current Assets	129.0	132.9
Current Assets—Held for Sale	406.5	90.5
Property and Equipment—Net	338.8	343.9
Other Assets	725.9	724.8
Other Assets—Held for Sale	—	306.1

Total Assets	$2,313.3	$2,325.9

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$1.0	$6.2
Other Current Liabilities	266.0	311.2
Current Liabilities—Held for Sale	118.8	64.8
Other Liabilities	348.1	365.5
Long-Term Debt	120.8	120.9
Other Liabilities—Held for Sale	—	45.8
Common Shareholders’ Equity	1,458.6	1,411.5

Total Liabilities and Shareholders’ Equity	$2,313.3	$2,325.9

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months Ended Mar 31,
(In millions)	2012		2011
Net cash provided by operating activities	$11.9		$34.8
Net cash used in investing activities	(20.0	)(a)	(7.7	)(a)
Net cash used in financing activities	(3.2)		(46.9)

Net decrease in cash	$(11.3)		$(19.8)

(a)	Includes $20.0 and $17.7 of capital expenditures, net, for the three months ended March 31, 2012 and 2011, respectively.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Mar 31,
(In millions)	2012	2011
Net cash provided by operating activities	$11.9	$34.8

Capital expenditures, net	(20.0)	(17.7)

Free cash flow (a non-GAAP measure)	$(8.1)	$17.1

Management uses free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months
	Ended Mar 31,
(In millions)	2012	2011
Income from Continuing Operations, net of tax	$21.4	$27.9
Depreciation and Amortization	22.2	20.8
Interest expense	3.6	4.6
Income tax expense	5.4	10.0

EBITDA (a non-GAAP measure)	$52.6	$63.3

Earnings from interests in Cellular Partnerships for the three months ended March 31, 2011	—	(10.2)
Gain on sale of F&A line of business	—	(7.0)
Information Management costs not qualifying as Discontinued Operations	6.0	5.6

Adjusted EBITDA (a non-GAAP measure)	$58.6	$51.7

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months Ended Ended Mar 31,
	2012	2011
Operating income as reported under U.S. GAAP	$29.0	$24.7
Information Management costs not qualifying as Discontinued Operations (a)	6.0	5.6

Adjusted operating income (a non-GAAP measure)	$35.0	$30.3

Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$26.8	$37.9

Operating charges above	6.0	5.6
Earnings from investment in Cellular Partnerships, net (b)	—	(10.2)
Gain on sale of F&A line of business (c)	—	(7.0)

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$32.8	$26.3

Income from continuing operations, net of tax, as reported under U.S. GAAP	$21.4	$27.9
Total operating charges of $6.0 and $5.6 for the three months ended March 31, 2012 and 2011, respectively, from above, net of tax	4.8	4.5
Earnings from investment in Cellular Partnerships of $10.2, net of tax (b)	—	(6.6)
Gain on sale of F&A line of business of $7.0, net of tax (c)	—	(4.3)

Adjusted net income from continuing operations (a non-GAAP measure)	$26.2	$21.5

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.18	$0.22
Impact of total charges included in continuing operations, net of tax	0.04	(0.05)

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.22	$0.17

(a)	In March 2012, the Company signed a definite agreement to sell the Information Management business. The assets and liabilities of Information Management have met the criteria for presentation as held-for-sale and the results of operations met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented. Certain costs previously allocated to the Information Management segment do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $6.0 and $5.6 of these costs which previously would have been presented within the Information Management segment within continuing operations for the three months ended March 31, 2012 and 2011, respectively.
(b)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company no longer reports ongoing income from this investment. For comparability, we are excluding the impact of $10.2 of earnings from the investment in the Cellular Partnerships, net of tax for the three months ended March 31, 2011.
(c)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax gain of $4.3.

Management uses operating income excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Customer Management—Operating Segment Data

(Unaudited)

	For the Three Months Ended Mar 31,		%
(In millions)	2012	2011	Change
Revenues:
Communications	$295.2	$267.6	10
Technology	41.8	41.9	(0)
Financial Services	52.6	54.6	(4)
Other	107.9	94.4	14

Total Customer Management Revenues	497.5	458.5	9
Costs and Expenses:
Cost of Providing Services and Products Sold	318.4	291.5	9
Selling, General and Administrative	117.3	114.1	3
Research and Development Costs	3.9	3.9	0
Depreciation	16.9	14.9	13
Amortization	1.9	1.9	0

Total Costs and Expenses	458.4	426.3	8

Operating Income as reported under U.S. GAAP	$39.1	$32.2	21

Depreciation	16.9	14.9
Amortization	1.9	1.9

EBITDA (a non-GAAP measure)	$57.9	$49.0	18

Operating Margin	7.9%	7.0%
EBITDA Margin (a non-GAAP measure)	11.6%	10.7%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.